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                                                                Exhibit 10.23(b)

                            MILLENNIUM CHEMICALS INC.

                            Amendment Number 1 to the

                        MILLENNIUM AMERICA HOLDINGS INC.
                            LONG TERM INCENTIVE PLAN
                                       AND
                       EXECUTIVE LONG TERM INCENTIVE PLAN
                                 TRUST AGREEMENT
                 as amended and restated as of January 26, 2001
                                  (the "Trust")

The Plan shall be, and it hereby is, amended effective June 1, 2002 as follows:

Subparagraph "(4)", of the definition of "Change in Control" in Section 12(f) of the Trust shall be amended and restated in its entirety as follows:

     (4) the stockholders of Millennium approve a plan of complete liquidation of Millennium or the closing of the sale or disposition by Millennium of all or substantially all of Millennium's assets other than the sale or disposition of all or substantially all of the assets of Millennium to one or more Subsidiaries (as defined below) of Millennium or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of Millennium at the time of the sale or disposition provided, however, (y) the sale or disposition of all or any part of Millennium's interests in Equistar Chemicals, LP ("Equistar") (and all subsequent sales and dispositions of any securities or assets received as proceeds thereof, or as proceeds of proceeds) shall not be deemed to constitute a Change in Control, and
          (z) if Millennium sells or disposes of all or any part of Millennium's interests in Equistar indirectly (either through the sale or other disposition of any entity that owns, directly or indirectly, all or any part of Millennium's interests in Equistar, or otherwise), then the sale or disposition of Millennium's interests in Equistar (and all subsequent sales and dispositions of any securities or assets received as proceeds thereof, or as proceeds of proceeds) shall be ignored and disregarded in determining whether any such Change in Control has occurred. By way of illustration, if an indirect subsidiary of Millennium that owns Millennium's interests in Equistar together with certain other assets is sold, then, in determining whether a Change in Control has occurred, all relevant determinations shall be made pursuant to the assumption that (y) such subsidiary owns only such other assets, and (z) neither such subsidiary nor Millennium owns, either directly or indirectly, the interests in Equistar. Only one (1) Change in Control may take place under this Plan.